UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	November 14, 2014

Synchrony Credit Card Master Note Trust RFS Holding, L.L.C. Synchrony Bank
(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as Specified in their respective Charters)

Delaware
(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495, 333-130030, 333-144945, 333-169151, 333-181466-01, 333- 181466, 333-107495-02, 333-130030-01, 333-144945-01, 333-169151-01	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (Synchrony Credit Card Master Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

777 Long Ridge Road, Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code)

(877) 441-5094
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements.

RFS Holding, L.L.C. entered into an Underwriting Agreement, dated November 14, 2014 (“Underwriting Agreement”), among RFS Holding, L.L.C., RFS Holding, Inc., RBC Capital Markets, LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., relating to the Series 2014-1, Class A Asset Backed Notes, the Series 2014-1, Class B Asset Backed Notes and the Series 2014-1, Class C Asset Backed Notes (collectively, the “Series 2014-1 Notes”) by Synchrony Credit Card Master Note Trust described in the Prospectus dated November 12, 2014 and the Prospectus Supplement dated November 14, 2014.

The Registrant is also filing a form of the Series 2014-1 Indenture Supplement (“Form of Series 2014-1 Indenture Supplement”) between Synchrony Credit Card Master Note Trust and Deutsche Bank Trust Company Americas, as indenture trustee.

Item 8.01	Other Events.

The Registrant is filing Exhibits 5.1 and 8.1 in connection with the issuance of the Series 2014-1 Notes.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement
4.1	Form of Series 2014-1 Indenture Supplement
5.1	Opinion of Mayer Brown LLP with respect to legality
8.1	Opinion of Mayer Brown LLP with respect to tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 18, 2014	RFS Holding, L.L.C., as depositor

	By:	/s/ Joseph Ressa
	Name:	Joseph Ressa
	Title:	Vice President